Exhibit 10.1
EXECUTION COPY

SHARE EXCHANGE AGREEMENT

by and among

DIRECTV,

DR. JOHN C. MALONE,

MRS. LESLIE A. MALONE,

THE TRACY L. NEAL TRUST A,

and

THE EVAN D. MALONE TRUST A

and

For the purposes stated herein only,

DTV ENTERTAINMENT, INC.

and

THE DIRECTV GROUP, INC.

______________________

As of April 6, 2010

______________________

TABLE OF CONTENTS

Page

ARTICLE I CERTAIN DEFINITIONS AND OTHER MATTERS

Section 1.1.	Certain Definitions

Section 1.2.	Terms Defined in Other Sections

ARTICLE II INTERPRETATION

Section 2.1.	Interpretation

ARTICLE III EXCHANGE OF STOCK; CLOSING

Section 3.1.	Exchange of Stock

Section 3.2.	Fractional Shares

Section 3.3.	Closing

Section 3.4.	Malones’ Deliveries at the Closing

Section 3.5.	DIRECTV’s Deliveries at the Closing

Section 3.6.	Adjustment to Number and Type of Securities

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF DIRECTV

Section 4.1.	Organization and Standing

Section 4.2.	Power and Authority

Section 4.3.	Conflicts; Consents and Approvals

Section 4.4.	Malone Class A Shares

Section 4.5.	Litigation

Section 4.6.	Governmental Actions

Section 4.7.	Brokers or Finders

Section 4.8.	Tax Matters

Section 4.9.	Excess Shares

Section 4.10.	Section 16 Matters

Section 4.11.	No Other Representations or Warranties

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE MALONES

Section 5.1.	Organization and Standing

Section 5.2.	Power and Authority

Section 5.3.	Conflicts; Consents and Approvals

Section 5.4.	Title and Ownership of Shares

Section 5.5.	Litigation

Section 5.6.	Governmental Actions

Section 5.7.	Investment Purpose and Experience

Section 5.8.	Brokers or Finders

Section 5.9.	Tax Matters

Section 5.10.	No Other Representations or Warranties

ARTICLE VI COVENANTS AND AGREEMENTS

Section 6.1.	Reasonable Best Efforts

Section 6.2.	Defense of Litigation

Section 6.3.	Standstill; Restrictions on Transfer

Section 6.4.	Non-Reliance

Section 6.5.	Registration Matters

Section 6.6.	Section 16 Matters

Section 6.7.	Malone Agreement

Section 6.8.	Fees and Expenses

Section 6.9.	Tax Matters

Section 6.10.	Further Assurances

ARTICLE VII CONDITIONS TO CLOSING

Section 7.1.	Mutual Conditions

Section 7.2.	Conditions to the Malones’ Obligations

Section 7.3.	Conditions to DIRECTV’s Obligations

Section 7.4.	Frustration of Closing Conditions

ARTICLE VIII SURVIVAL; INDEMNIFICATION

Section 8.1.	Survival of Representations and Warranties and Covenants

Section 8.2.	Indemnification

Section 8.3.	After-Tax Basis for Indemnity Payments

ARTICLE IX TERMINATION

Section 9.1.	Termination

Section 9.2.	Effect of Termination

ARTICLE X MISCELLANEOUS

Section 10.1.	Notices

Section 10.2.	Governing Law; Jurisdiction; Waiver of Jury Trial

Section 10.3.	Assignment; Successors and Assigns; No Third Party Rights

Section 10.4.	Counterparts

Section 10.5.	Titles and Headings

Section 10.6.	Amendment and Modification

Section 10.7.	Publicity; Public Announcements

Section 10.8.	Waiver

Section 10.9.	Severability

Section 10.10.	No Strict Construction

Section 10.11.	Entire Agreement

Section 10.12.	Equitable Remedies

Section 10.13.	Legend; Book Entry Notation

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement, dated as of April 6, 2010 (this “Agreement”), is entered into by and among DIRECTV, a Delaware corporation (“DIRECTV”), Dr. John C. Malone (“Dr. Malone”), Mrs. Leslie A. Malone (“Mrs. Malone”), The Tracy L. Neal Trust A (the “Tracy Trust”), and The Evan D. Malone Trust A (the “Evan Trust,” and together with Dr. Malone, Mrs. Malone and the Tracy Trust, collectively, the “Malones” and each a “Malone”; provided that such term will include any transferee required to become a party pursuant to Section 6.3.2 (to the extent such transferee is not already a Malone)), and, for the purposes of Sections 6.3.2 and 6.7 hereof only, DTV ENTERTAINMENT, INC., a Delaware corporation formerly known as Liberty Entertainment, Inc. (“LEI”), and THE DIRECTV GROUP, INC., a Delaware corporation (the “DIRECTV Group” and, together with DIRECTV and LEI, the “DIRECTV Parties”).

WITNESSETH:

WHEREAS, as of the date hereof, Dr. Malone (in his individual capacity and not in any Representative Capacity) is the record owner and Beneficial Owner of 20,760,648 shares of DIRECTV Class B Common Stock (the “Dr. Malone Class B Shares”);

WHEREAS, as of the date hereof, Mrs. Malone (in her individual capacity and not in any Representative Capacity) is the record owner and Beneficial Owner of 681,999 shares of DIRECTV Class B Common Stock (the “Mrs. Malone Class B Shares”);

WHEREAS, as of the date hereof, the Tracy Trust is the record owner and Beneficial Owner of 155,317 shares of DIRECTV Class B Common Stock (the “Tracy Trust Class B Shares”);

WHEREAS, as of the date hereof, the Evan Trust is the record owner and Beneficial Owner of 211,899 shares of DIRECTV Class B Common Stock (the “Evan Trust Class B Shares”);

WHEREAS, pursuant to that certain Share Exchange Agreement, dated December 22, 2006, between News Corporation and Liberty Media Corporation (including any successor in interest to its business or assets, “Liberty”), News Corporation exchanged, among other things, 100% of the stock of Greenlady Corp., which at closing of that transaction owned the shares of the DIRECTV Group capital stock then held, directly or indirectly, by News Corporation, for all the shares of News Corporation capital stock held, directly or indirectly, by Liberty (the “News/Liberty Transaction”);

WHEREAS, pursuant to an FCC Order adopted February 25, 2008, the FCC required that within one year thereof all of the attributable interests connecting DIRECTV Puerto Rico, Ltd. (“DTVPR”) and Liberty Cablevision Puerto Rico, Ltd. as a result of the News/Liberty Transaction be severed through divestiture or by otherwise making the interest non-attributable in accordance with specified FCC regulations (the “FCC Puerto Rico Condition”);

WHEREAS, News Corporation and DIRECTV Group entered into that certain Separation Agreement, dated as of February 26, 2008 (“Separation Agreement”), and certain related agreements, including the Undertakings Agreement (as defined in the Separation Agreement) pursuant to which (among other things) Greenlady Corp. made a capital contribution of $160 million to DIRECTV Group and DIRECTV Group separately agreed to satisfy the FCC Puerto Rico Condition;

WHEREAS, DIRECTV has informed the Malones that:

•	in order to comply with the FCC Puerto Rico Condition, DIRECTV Group attempted to divest ownership of DTVPR during 2008 but was unable to do so on acceptable terms;

•
effective February 25, 2009, DIRECTV Group placed all of the shares of DTVPR into a trust and appointed an independent trustee to oversee the management and operation of DTVPR, and granted the independent trustee the authority, subject to certain conditions, to divest ownership of DTVPR (the “DIRECTV Puerto Rico Trust”);

•
in November 2009, FCC staff informally indicated that continued use of the DIRECTV Puerto Rico Trust might not satisfy the FCC Puerto Rico Condition and on February 22, 2010, FCC staff advised senior management of DIRECTV that the FCC was considering issuing a notice of noncompliance to DIRECTV with respect to the DIRECTV Puerto Rico Trust;

•
the continued ownership by Dr. Malone of 5% or more of the voting or equity interests in DIRECTV, and his continued presence on the board of directors of DIRECTV, could be viewed as Dr. Malone continuing to have an attributable interest in DIRECTV;

•
DIRECTV has determined that completion of the transactions provided for in this Agreement will sever all of the attributable interests between DTVPR and Liberty Cablevision Puerto Rico, Ltd. in satisfaction of the FCC Puerto Rico Condition and allow DIRECTV to dissolve the DIRECTV Puerto Rico Trust;

•
the special committee of the board of directors of DIRECTV, which is comprised solely of independent directors (the “Special Committee”), working with independent legal counsel and an independent financial advisor, has sought alternative means to satisfy the FCC Puerto Rico Condition and, after considering the advice of legal counsel and such financial advisor, has approved and has recommended that the board of directors of DIRECTV approve the transactions provided for in this Agreement;

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, (a) the Malones desire to exchange all of the Malone Class B Shares for the Malone Class A Shares, and (b) DIRECTV desires to issue and deliver to the Malones the Malone Class A Shares in exchange for all of the Malone Class B Shares;

WHEREAS, the parties hereto intend that the Exchange (as defined herein) qualify as a recapitalization as defined in Section 368(a) of the Code (as defined herein) and this Agreement constitute a “plan of reorganization” within the meaning of Section 368 of the Code and the Treasury Regulations (as defined below) promulgated thereunder; and

WHEREAS, the board of directors of DIRECTV, following receipt of the recommendation of the Special Committee, has approved the Exchange.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS AND OTHER MATTERS

Section 1.1.                      Certain Definitions

.  As used in this Agreement and the schedules hereto, the following terms have the respective meanings set forth below.

“Action” means any demand, action, claim, suit, countersuit, litigation, arbitration, prosecution, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding, at law or in equity), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court, grand jury or other Governmental Authority or any arbitrator or arbitration panel.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, Controls, or is Controlled by, or is under common Control with, such Person. For this purpose, “Control” (including, with its correlative meanings, “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise, and with respect to a natural Person, such Person’s immediate family members and any trust, partnership, limited liability company or similar vehicle established and maintained for the benefit of such Person.  For purposes of this Agreement, (i) each Malone shall be deemed an Affiliate of each other Malone, and each of the Malone Children shall be deemed an Affiliate of each Malone, and (ii) none of DIRECTV, Liberty, LGI, Ascent or Discovery, shall be considered an Affiliate of any Malone.

“Ascent” means Ascent Media Corporation, a Delaware corporation, and any successor in interest to its business or assets.

“Basket Shares” means an aggregate of 750,000 shares of DIRECTV Class A Common Stock Beneficially Owned by Dr. Malone and which are not Malone Class A Shares.

“Beneficial Owner” and “Beneficial Ownership” and words of similar import have the meaning assigned to such terms in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act, and a Person’s Beneficial Ownership of securities shall be calculated in accordance with the provisions of such Rules.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by Law or executive order to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Communications Act” means the Communications Act of 1934, as amended, and the rules, regulations and published orders of the FCC thereunder.

“Constructive Disposition” means entering into or acquiring an offsetting derivative contract with respect to a security, entering into or acquiring a futures, forward or option-based contract to deliver a security or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership.

“DGCL” means the General Corporation Law of the State of Delaware.

“DIRECTV Class A Common Stock” means the Class A Common Stock, par value $0.01 per share, of DIRECTV.

“DIRECTV Class B Common Stock” means the Class B Common Stock, par value $0.01 per share, of DIRECTV.

“DIRECTV Class C Common Stock” means the Class C Common Stock, par value $0.01 per share, of DIRECTV.

“DIRECTV Common Stock” means, collectively, the DIRECTV Class A Common Stock, the DIRECTV Class B Common Stock and the DIRECTV Class C Common Stock.

“DIRECTV Effective Time” has the meaning given to such term in the Merger Agreement.

“DIRECTV Merger” has the meaning given to such term in the Merger Agreement.

“Discovery” means Discovery Communications, Inc., a Delaware corporation, and any successor in interest to its business or assets.

“Equity Security” means (i) any common stock, preferred stock or other capital stock, (ii) any securities convertible into or exchangeable for common stock, preferred stock or other capital stock or (iii) any subscriptions, options, rights, warrants, calls, convertible or exchangeable securities (or any similar securities) or agreements of any character to acquire common stock, preferred stock or other capital stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Ratio” means the quotient (rounded to the nearest five decimal places) obtained by dividing (i) the aggregate number of the Malone Class A Shares to be issued by DIRECTV in the Exchange by (ii) the aggregate number of the Malone Class B Shares.

 “FCC” means the United States Federal Communications Commission, including a Bureau or subdivision thereof acting on delegated authority.

“FCC Consent” means the grant, without regard to whether such grant has become a final order, by the FCC of its consent to, or approval of, the transfer of de facto control of DIRECTV resulting from the Exchange, pursuant to appropriate applications filed by DIRECTV and Dr. Malone with the FCC, as provided in this Agreement.

“Final Determination” means any final determination of liability in respect of a Tax that, under applicable Law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended Tax Returns or appeals from adverse determinations), including a “determination” as defined in Section 1313(a) of the Code or execution of an IRS Form 870AD.

“Governmental Authority” means any government, court, arbitrator, regulatory or administrative agency, commission or authority or other governmental instrumentality, federal, state or local, domestic, foreign or multinational.

“IRS” means the Internal Revenue Service of the United States.

“Laws” means all laws (including common law), statutes, ordinances, codes, rules, regulations, decrees and orders of Governmental Authorities.

“LEI Split-off” means (i) the Contribution (as defined in the Merger Agreement) and (ii) the distribution by Liberty on November 19, 2009 of its entire interest in the stock of LEI to the holders of Liberty Entertainment Common Stock in redemption of a portion of the outstanding shares of Liberty Entertainment Common Stock.

“LEI Split-off Effective Time” means the effective time of the redemption of Liberty Entertainment Common Stock pursuant to the LEI Split-off.

“LGI” means Liberty Global, Inc., a Delaware corporation, and any successor in interest to its business or assets.

“Liberty Entertainment Common Stock” means, collectively, (i) the Series A Liberty Entertainment common stock, par value $0.01 per share, and, upon the redemption of a portion of such shares in connection with the LEI Split-off, the shares of Series A Liberty Entertainment common stock not so redeemed (the shares outstanding following such redemption being redesignated as the Series A Liberty Starz common stock, par value $0.01 per share), and (ii) the Series B Liberty Entertainment common stock, par value $0.01 per share, and, upon the redemption of a portion of such shares in connection with the LEI Split-off, the shares of Series B Liberty Entertainment common stock not so redeemed (the shares outstanding following such redemption being redesignated as the Series B Liberty Starz common stock, par value $0.01 per share).

“Liens” means all liens, pledges, charges, mortgages, encumbrances, adverse rights or claims and security interests of any kind or nature whatsoever (including any restriction on the right to vote or transfer the same, except for such transfer restrictions of general applicability as may be provided under the Securities Act, the “blue sky” Laws of the various States of the United States, the Malone Agreement and the DIRECTV Charter).

“Loss” means any loss, liability, claim, damage, deficiency, fine, Tax, payment, cost and expense, direct or indirect, when or however arising and whether or not resulting from third party claims (including all amounts paid in connection with any demands, assessments, judgments, settlements and costs and expenses, including reasonable attorneys’, accountants’ and other experts’ fees and expenses, incurred in investigating, preparing for or defending against any such Actions or other legal matters or in asserting, preserving or enforcing a Malone Indemnified Party’s rights hereunder).

“Malone Agreement” means that certain Voting and Right of First Refusal Agreement, dated as of May 3, 2009 (as amended), by and among LEI, DIRECTV Group, DIRECTV and each of the Malones.

“Malone Children” means Tracy Lee Amonette and Evan D. Malone.

“Malone Class A Shares” means, in the aggregate, that number of shares of DIRECTV Class A Common Stock equal to the sum of (i) the aggregate number of Malone Class B Shares, plus (ii) 4,737,764 shares of DIRECTV Class A Common Stock, which is equal to the quotient (rounded to the nearest whole share) obtained by dividing (a) $160 million by (b) the volume weighted average of the trading price of a share of DIRECTV Class A Common Stock on NASDAQ over the ten trading day period ending on (and including) the last trading day immediately prior to the date hereof.

“Malone Contribution” has the meaning given to such term in the Merger Agreement.

“Material Adverse Effect” means, with respect to DIRECTV, any material adverse effect on, or change, event, occurrence, development, condition or state of facts materially adverse to, the business, properties, assets, liabilities (contingent or otherwise), results of operations or condition (financial or otherwise) of DIRECTV and its Subsidiaries taken as a whole, other than any effect, change, event, occurrence, development, condition or state of facts occurring after the date of this Agreement (x) relating to the United States economy in general or (y) relating to the industry in which DIRECTV operates in general and (in each case under (x) and (y)) not specifically relating to (or disproportionately affecting) DIRECTV.  No effect, change, event, occurrence, development, condition or state of facts arising or resulting from any of the following, either alone or in combination, shall constitute or be taken into account in determining whether there has been, a Material Adverse Effect: (i) the announcement or performance of this Agreement and the Exchange, including, to the extent arising therefrom, any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of DIRECTV, (ii) acts of war or terrorism or natural disasters, (iii) changes in any Laws or regulations or applicable accounting regulations or principles or the interpretations thereof, (iv) the fact, in and of itself (and not the underlying causes thereof) that DIRECTV failed to meet any projections, forecasts, or revenue or earnings predictions for any period, or (v) any change, in and of itself (and not the underlying causes thereof) in the stock price of the DIRECTV Common Stock.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of May 3, 2009 (as amended), by and among Liberty, LEI, DIRECTV Group, DIRECTV, DTVG One, Inc. and DTVG Two, Inc.

“Merger Effective Time” has the meaning given to such term in the Merger Agreement.

“NASDAQ” means the NASDAQ Global Select Market.

“Permitted Constructive Disposition” means, with respect to a security, a Constructive Disposition that does not result in a transfer of ownership or sale of such security, in each case, for federal income tax purposes.

“Person” means an individual, partnership (general or limited), corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other entity, or a Governmental Authority.

“Representative Capacity” shall mean as a proxy or attorney-in-fact, an executor or administrator of any estate, a trustee of any trust or in any other fiduciary or representative capacity.

“Representatives” means, as to any Person, that Person’s directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents, controlled affiliates, controlling persons and other representatives.  As to the Malones, “Representative” specifically excludes DIRECTV, its Subsidiaries and their Representatives and, as to DIRECTV, “Representative” specifically excludes the Malones and their Representatives; provided that for purposes of Section 6.1.2, as to any Malone, Representatives includes any directors, officers, employees, agents or representatives of Ascent, Discovery, LGI or Liberty, as applicable.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Splitco Merger” has the meaning given to such term in the Merger Agreement.

“Standstill Agreement” means the Standstill Agreement, dated as of November 19, 2009, by and among DIRECTV and each of the Malones

“Subsidiary” when used with respect to any Person, means (i)(A) a corporation of which a majority in voting power of its outstanding share capital or capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, whether or not such power is subject to a voting agreement or similar encumbrance, (B) a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, (1) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (2) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company, or (C) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (1) the power to elect or direct the election of a majority of the members of the governing body of such Person, whether or not such power is subject to a voting agreement or similar encumbrance, or (2) in the absence of such a governing body, at least a majority ownership interest or (ii) any other Person of which an aggregate of more than 50% of the outstanding equity interests are, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person.

“Tax” or “Taxes” means any income, gross income, gross receipts, profits, capital stock, franchise, withholding, payroll, social security, hospital insurance, workers compensation, employment, unemployment, disability, property, ad valorem, stamp, excise, severance, occupation, service, sales, use, license, lease, transfer, import, export, value added, alternative minimum, capital gains, estimated or other similar tax (including any fee, assessment, or other charge in the nature of or in lieu of any tax) imposed by any Taxing Authority and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

“Tax-Free” means, with respect to the Exchange, that the receipt of DIRECTV Class A Common Stock pursuant to the Exchange by each Malone qualifies in whole for nonrecognition of income, gain and loss for U.S. federal income tax purposes.

“Tax Return” means any return, report, certificate, form or similar statement or document (including any related or supporting information or schedule attached thereto and any information return, amended return, claim for refund or declaration of estimated Tax) required to be supplied to, or filed with, a Taxing Authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

“Taxing Authority” means any Governmental Authority or any quasi-governmental body having jurisdiction over the assessment, determination, collection or imposition of Taxes (including the IRS).

“Termination Agreement” means the agreement terminating the Malone Agreement and the Standstill Agreement effective as of the Closing, substantially in the form attached as Exhibit A hereto.

“Transaction Taxes and Losses” means any Losses resulting from the failure of (i) the LEI Split-off to qualify as a tax-free transaction described under Sections 368(a), 355 and 361 of the Code, (ii) the LEI Split-off to qualify in whole for nonrecognition of income, gain and loss for U.S. federal income tax purposes to Liberty, LEI, each of their respective Subsidiaries at the LEI Split-off Effective Time, and the former holders of Liberty Entertainment Common Stock that received stock of LEI pursuant to the LEI Split-off (except with respect to cash received in lieu of fractional shares), (iii) the Malone Contribution and the Splitco Merger to qualify as a tax-free reorganization described under Section 368 of the Code, and the Malone Contribution, the Splitco Merger and the DIRECTV Merger, taken together, to qualify as an exchange described under Section 351 of the Code, (iv) the Malone Contribution and the Splitco Merger to qualify in whole for nonrecognition of income, gain and loss for U.S. federal income tax purposes to LEI, DIRECTV, each of their respective Subsidiaries at the Merger Effective Time, and the former holders of LEI stock that received stock of DIRECTV pursuant to the Malone Contribution and the Splitco Merger (except with respect to cash received in lieu of fractional shares), and/or (v) the DIRECTV Merger to qualify in whole for nonrecognition of income, gain and loss for U.S. federal income tax purposes to DIRECTV, DIRECTV Group, each of their respective Subsidiaries at the DIRECTV Effective Time, and the former holders of DIRECTV Group common stock that received stock of DIRECTV pursuant to the DIRECTV Merger (except with respect to cash received in lieu of fractional shares).

“Transfer” means to sell, transfer (including by operation of law), give, pledge, encumber, assign or otherwise dispose of, or enter into any agreement (including any option, derivative or similar agreement) with respect to the sale, transfer, gift, pledge, encumbrance, assignment or other disposition of, any security.

“Treasury Regulations” mean the regulations promulgated under the Code in effect on the date hereof and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

“Waiver” means the Waiver, dated as of March 26, 2010, under the Malone Agreement, by and among LEI, the DIRECTV Group, DIRECTV and the Malones.

Section 1.2.                      Terms Defined in Other Sections

.

The following terms are defined elsewhere in this Agreement in the following Sections:

Agreement	Preamble
Bankruptcy and Equity Exception	4.2.1
Closing	3.3
Closing Date	3.3
Delaware Chancery Court	10.2.1
DIRECTV	Preamble
DIRECTV By-Laws	4.3.1
DIRECTV Charter	4.3.1
DIRECTV Group	Preamble
DIRECTV Parties	Preamble
Dr. Malone	Preamble
Dr. Malone Class B Shares	Recitals
Evan Trust	Preamble
Evan Trust Class B Shares	Recitals
Exchange	3.1
Expense Advance	8.2.7
FCC Application	6.1.2
FCC Submission	6.1.2
Indemnifiable Claim	8.2.6
Information	6.4
LEI	Preamble
Liberty	Recitals
Liberty PLR	7.3.4
Malone	Preamble
Malone Class B Shares	3.1
Malone Disclosure Schedule	Article V
Malone FCC Information	6.1.2
Malone Indemnified Party	8.2
Malone Specific Indemnifiable Claim	8.2.6
Malones	Preamble
Mrs. Malone	Preamble
Mrs. Malone Class B Shares	Recitals
News/Liberty Transaction	Recitals
S-3 Shelf	6.5.1
Separation Agreement	Recitals
Special Committee	Recitals
Subject Claim	8.2.6
Termination Date	9.1.2
Tracy Trust	Preamble
Tracy Trust Class B Shares	Recitals

ARTICLE II

INTERPRETATION

Section 2.1.                      Interpretation

.  When reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.  Unless otherwise indicated to the contrary in this Agreement by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (b) words importing the masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; and (d) the word “including” means “including without limitation”; and (e) the words “as of the date hereof” means “as of the date of this Agreement.”  Any agreement, instrument, regulation or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, regulation or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

ARTICLE III

EXCHANGE OF STOCK; CLOSING

Section 3.1.                      Exchange of Stock

.  Upon the terms and subject to the conditions of this Agreement, at the Closing, (a) each Malone shall assign, transfer, convey and deliver to DIRECTV, and DIRECTV shall accept and acquire from each Malone, all of his, her or its shares held of record of DIRECTV Class B Common Stock (collectively, the “Malone Class B Shares”), free and clear of any and all Liens (other than Liens created by this Agreement or the Malone Agreement), and (b) DIRECTV shall issue and deliver to each Malone, and each Malone shall accept and acquire from DIRECTV, that number of shares of DIRECTV Class A Common Stock equal to the Exchange Ratio for each Malone Class B Share surrendered by such Malone, free and clear of any and all Liens (collectively, the “Exchange”).  Upon receipt of the Malone Class B Shares in the Exchange, DIRECTV shall cancel and retire the Malone Class B Shares.

Section 3.2.                      Fractional Shares

.  No certificates or scrip representing fractional shares of DIRECTV Class A Common Stock shall be issued in the Exchange, no dividends or other distributions of DIRECTV shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of DIRECTV.  In lieu of such fractional share interests, DIRECTV shall pay to each Malone (upon surrender of his, her or its respective portion of the Malone Class B Shares in accordance with this Article III) an amount in cash equal to the product obtained by multiplying (a) the fractional share interest to which such Malone (after taking into account his, her or its respective portion of the Malone Class A Shares held by such Malone) would otherwise be entitled by (b) the per share closing price of DIRECTV Class A Common Stock on the Closing Date on NASDAQ (as reported by The Wall Street Journal (Northeast edition), or, if not reported thereby, as reported by any other authoritative source).

Section 3.3.                      Closing

.  The closing of the Exchange (the “Closing”) shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, as soon as practicable, but in no event later than three Business Days after the satisfaction or waiver of the conditions set forth in Article VII (excluding conditions that, by their terms, cannot be satisfied until the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), or at such other place or on such other date as DIRECTV and the Malones may mutually agree.  The date upon which the Closing shall be effective is referred to herein as the “Closing Date.”

Section 3.4.                      Malones’ Deliveries at the Closing

.  At the Closing, the Malones shall deliver or cause to be delivered to DIRECTV the following:

3.4.1           stock certificates, together with stock powers duly endorsed in blank, representing all of the Malone Class B Shares;

3.4.2           a signed letter of resignation from Dr. Malone from the board of directors of DIRECTV, which resignation shall be effective as of the Closing;

3.4.3           signed certificates of the Malones pursuant to Sections 7.3.1 and 7.3.2 hereof;

3.4.4           a copy of the Termination Agreement signed by each of the Malones; and

3.4.5           such other documents as are reasonably required by DIRECTV to be delivered to effectuate the Exchange; provided that DIRECTV shall use its reasonable best efforts to identify such documents to the Malones in writing reasonably in advance of the anticipated Closing Date.

Section 3.5.                      DIRECTV’s Deliveries at the Closing

.  At the Closing, DIRECTV shall deliver or cause to be delivered to the Malones the following:

3.5.1           evidence in book-entry form of each Malone’s respective portion of the Malone Class A Shares;

3.5.2           signed certificates of DIRECTV pursuant to Section 7.2.1 and 7.2.2 hereof;

3.5.3           a copy of the Termination Agreement signed by each of the DIRECTV Parties; and

3.5.4           such other documents as are reasonably required by the Malones to be delivered to effectuate the Exchange; provided that the Malones shall use their reasonable best efforts to identify such documents to DIRECTV in writing reasonably in advance of the anticipated Closing Date.

Section 3.6.                      Adjustment to Number and Type of Securities

.  If, after the date of this Agreement, there is a subdivision, share split, consolidation, share dividend, combination, reclassification or similar event with respect to the securities referred to in this Agreement, then, in any such event, the numbers and types of such securities shall be appropriately adjusted.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF DIRECTV

DIRECTV hereby represents and warrants to the Malones as follows:

Section 4.1.                      Organization and Standing

.  Each DIRECTV Party is a corporation duly organized, validly existing and duly qualified or licensed and in good standing under the Laws of the State of Delaware.

Section 4.2.                      Power and Authority

.

4.2.1           Each DIRECTV Party has all necessary corporate power and authority to execute and deliver this Agreement and the Termination Agreement and to perform its obligations hereunder and thereunder, and to complete the Exchange.  The execution, delivery and performance by each DIRECTV Party of this Agreement and the Termination Agreement and the consummation by DIRECTV of the Exchange, have been, in the case of DIRECTV, duly authorized and approved by DIRECTV’s board of directors, based on the recommendation of the Special Committee, and in the case of the other DIRECTV Parties, the board of directors of LEI and DIRECTV Group, as applicable, and no other corporate action on the part of any DIRECTV Party is necessary to authorize the execution, delivery and performance by each DIRECTV Party of this Agreement and the Termination Agreement and the consummation by DIRECTV of the Exchange.  This Agreement has been, and upon execution and delivery thereof the Termination Agreement will be, duly executed and delivered by each DIRECTV Party and, assuming due authorization, execution and delivery hereof and thereof by the Malones, constitutes, in the case of this Agreement, and will constitute, in the case of the Termination Agreement, a legal, valid and binding obligation of each DIRECTV Party, enforceable against each DIRECTV Party in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at Law or in equity (the “Bankruptcy and Equity Exception”).

4.2.2           At a meeting of the Special Committee duly called and held, the members of the Special Committee unanimously approved this Agreement, the Termination Agreement and the transactions contemplated hereby and thereby and recommended that the board of directors of DIRECTV approve this Agreement, the Termination Agreement and the transactions contemplated hereby and thereby.  At a meeting of the board of directors of DIRECTV duly called and held, those directors of DIRECTV voting upon the matters and constituting a majority of the entire board of directors of DIRECTV, based on the recommendation of the Special Committee, unanimously approved this Agreement, the Termination Agreement and the transactions contemplated hereby and thereby.

Section 4.3.                      Conflicts; Consents and Approvals

.  Neither the execution and delivery of this Agreement and the Termination Agreement nor the consummation by DIRECTV of the Exchange, nor compliance by the DIRECTV Parties with any of the terms or provisions of this Agreement and the Termination Agreement, will:

4.3.1           conflict with or violate any provision of the Amended and Restated Certificate of Incorporation of DIRECTV (the “DIRECTV Charter”) or the Amended and Restated By-Laws of DIRECTV (the “DIRECTV By-Laws”), or the organizational documents of LEI or the DIRECTV Group;

4.3.2           assuming the approvals required under Section 4.3.3 are obtained, violate any order (including the order issued by the Delaware Chancery Court in connection with the settlement and dismissal of the action titled In re The DirecTV Group, Inc., Shareholder Litig., (Consolid. C.A. No. 4581-VCP)), writ, or injunction, or any decree, or any material Law applicable to DIRECTV or any of its Subsidiaries, or any of their respective properties or assets; or

4.3.3           require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for (i) approval of the Exchange under the Communications Act, (ii) certain filings required under, and compliance with other applicable requirements of, the Securities Act, the Exchange Act, and the rules of NASDAQ, and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not prevent or materially delay the performance of this Agreement by any DIRECTV Party.

Section 4.4.                      Malone Class A Shares

.  The Malone Class A Shares, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and, assuming the accuracy of the representations and warranties made by the Malones, will be issued in compliance with all applicable federal and state securities Laws.

Section 4.5.                      Litigation

.  As of the date of this Agreement, there is no Action pending or, to the knowledge of DIRECTV, threatened against DIRECTV or any of its Subsidiaries that seeks, or would reasonably be expected, to prohibit or restrain the ability of any DIRECTV Party to enter into this Agreement or to timely complete the Exchange.

Section 4.6.                      Governmental Actions

.  As of the date of this Agreement, there are no judgments, decrees, agreements, memoranda of understanding or orders of any Governmental Authority outstanding against DIRECTV or any of its Subsidiaries that would reasonably be expected to prevent, prohibit, materially delay or enjoin the consummation of the Exchange.

Section 4.7.                      Brokers or Finders

.  Except for Centerview Partners, LLC, the fees and expenses of which will be paid by DIRECTV, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the Exchange based upon arrangements made by or on behalf of DIRECTV or any of its Subsidiaries.

Section 4.8.                      Tax Matters

.  As of the date hereof, none of DIRECTV or any of its Affiliates has taken or agreed to take any action, or has failed to take any action, that is reasonably likely, directly or indirectly, in whole or in part, to adversely affect the treatment of the Exchange as Tax-Free.

Section 4.9.                      Excess Shares

.  None of the negotiation, execution, delivery or performance of this Agreement, including the disposition by the Malones of the Malone Class B Shares and the acquisition by the Malones of the Malone Class A Shares, in each case, pursuant to the Exchange, shall constitute a Transfer or a Non-Transfer Event (as those terms are defined in the DIRECTV Charter) that is subject to the terms of Section 4.9(b) of the DIRECTV Charter.

Section 4.10.                      Section 16 Matters

.  The board of directors of DIRECTV or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act) has duly adopted resolutions providing that the disposition of shares of DIRECTV Class B Common Stock, and the acquisition by Dr. Malone of shares of DIRECTV Class A Common Stock, in each case, pursuant to the Exchange, are exempt from liability pursuant to Section 16(b) under the Exchange Act.

Section 4.11.                      No Other Representations or Warranties

.  Except for the representations and warranties contained in this Agreement, neither DIRECTV nor any other Person makes any other express or implied representation or warranty on behalf of DIRECTV.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE MALONES

Except as set forth in the disclosure schedule delivered by the Malones to DIRECTV simultaneously with the execution of this Agreement (the “Malone Disclosure Schedule”), each of the Malones hereby represents and warrants to DIRECTV as follows:

Section 5.1.                      Organization and Standing

.  Each of the Tracy Trust and the Evan Trust is duly organized, validly existing and in good standing under the Laws of the jurisdiction that governs it, and has full power and authority to carry on its business as now conducted and to own its assets.

Section 5.2.                      Power and Authority

.  Such Malone, or the Person signing on behalf of such Malone, has all necessary capacity, power and authority to execute and deliver this Agreement and the Termination Agreement, to perform his, her or its obligations hereunder and thereunder, and to complete the Exchange.  This Agreement has been, and upon execution and delivery thereof the Termination Agreement will be, duly executed and delivered by such Malone and, assuming due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, constitutes, in the case of this Agreement, and will constitute, in the case of the Termination Agreement, a legal, valid and binding obligation of such Malone, enforceable against him, her or it in accordance with its terms, except that such enforceability is subject to the Bankruptcy and Equity Exception.

Section 5.3.                      Conflicts; Consents and Approvals

.  Neither the execution and delivery of this Agreement or the Termination Agreement, nor the consummation by such Malone of the Exchange, nor compliance by such Malone with any of the terms or provisions of this Agreement or the Termination Agreement, will:

5.3.1           violate any order, writ, or injunction, or any decree, or any material Law applicable to such Malone or by which any of his, her or its respective portion of the Malone Class B Shares are bound;

5.3.2           violate or constitute a breach or default under any agreement (other than the Malone Agreement) by which such Malone or his, her or its respective portion of the Malone Class B Shares may be bound; or

5.3.3           require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, other than the FCC Consent.

Section 5.4.                      Title and Ownership of Shares

.  Dr. Malone is the record owner and Beneficial Owner of the Dr. Malone Class B Shares; Mrs. Malone is the record owner and Beneficial Owner of the Mrs. Malone Class B Shares; the Tracy Trust is the record owner and Beneficial Owner of the Tracy Trust Class B Shares; and the Evan Trust is the record owner and Beneficial Owner of the Evan Trust Class B Shares, in each case, free and clear of all Liens (other than in the case of the Trusts, Liens in favor of Dr. Malone).  Other than restrictions and encumbrances created by this Agreement, the Malone Agreement, the DIRECTV Charter, restrictions on transfer under applicable federal and state securities Laws, and, in the case of the Trusts, restrictions and encumbrances in favor of Dr. Malone (i) there are no outstanding options, warrants or rights to purchase or acquire, or agreements or arrangements relating to the voting of, any Malone Class B Shares, and (ii) each Malone has the sole authority to direct the voting of his, her or its respective portion of the Malone Class B Shares and the sole power of disposition with respect to his, her or its Malone Class B Shares, with no restrictions.

Section 5.5.                      Litigation

.  Except as set forth on Section 5.5 of the Malone Disclosure Schedule, as of the date of this Agreement, there is no Action pending or, to the knowledge of the Malones, threatened against any Malone that seeks, or would reasonably be expected, to prohibit or restrain the ability of any of the Malones to enter into this Agreement or to timely complete the Exchange.

Section 5.6.                      Governmental Actions

.  As of the date of this Agreement, there are no judgments, decrees, agreements, memoranda of understanding or orders of any Governmental Authority outstanding against any of the Malones that would reasonably be expected to prevent, prohibit, materially delay or enjoin the consummation of the Exchange.

Section 5.7.                      Investment Purpose and Experience

.  Such Malone is receiving his, her or its respective portion of the Malone Class A Shares for his, her or its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.  Such Malone is an “accredited investor,” as that term is defined in Regulation D promulgated under the Securities Act.  Such Malone acknowledges that he, she or it can bear the economic risk and complete loss of its investment in the Malone Class A Shares, and has such knowledge and experience in financial or business matters that he, she or it is capable of evaluating the merits and risks of the investment contemplated hereby.

Section 5.8.                      Brokers or Finders

.  Except for Kern Consulting, LLC, the fees and expenses of which will be paid by DIRECTV (up to the amount specified in Section 6.8 hereof), no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the Exchange based upon arrangements made by or on behalf of a Malone.

Section 5.9.                      Tax Matters

.

5.9.1           As of the date hereof, none of the Malones or any of their Affiliates has taken or agreed to take any action, or has failed to take any action, that is reasonably likely, directly or indirectly, in whole or in part, to adversely affect the treatment of the Exchange as Tax-Free.

5.9.2           No Malone is a party to any agreement, or has any current plan or intention, to sell, exchange, transfer by gift, or otherwise dispose of, directly or indirectly, any Malone Class A Shares or Basket Shares (including in any transaction treated as a constructive disposition for United States federal income tax purposes); provided, however, that plans or intentions to effect a Permitted Constructive Disposition following the Closing Date will not constitute a breach of this Section 5.9.2.

Section 5.10.                      No Other Representations or Warranties

.  Except for the representations and warranties contained in this Agreement, neither such Malone nor any other Person makes any other express or implied representation or warranty on behalf of the Malones.

ARTICLE VI

COVENANTS AND AGREEMENTS

Section 6.1.                      Reasonable Best Efforts

.

6.1.1           Subject to the terms and conditions of this Agreement (including Section 6.1.4), each of the parties hereto shall cooperate with the other parties and use their respective reasonable best efforts to promptly (a) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to Closing to be satisfied as promptly as practicable and to complete and make effective, in the most expeditious manner practicable, the Exchange, including preparing and filing promptly all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required filings to obtain the FCC Consent), and (b) obtain all approvals, consents, registrations, permits, authorizations and other confirmations from any Governmental Authority or third party necessary, proper or advisable to complete the Exchange.

6.1.2           DIRECTV shall prepare any applications as may be necessary for submission to the FCC in order to obtain the FCC Consent (the “FCC Application”), and Dr. Malone shall cooperate with DIRECTV in preparing such FCC Application.  Dr. Malone and DIRECTV shall promptly (and in no event later than ten Business Days following the date hereof) file the FCC Application with the FCC, and DIRECTV and Dr. Malone shall diligently provide, or cooperate in the providing of, any additional information, reasonably required or requested by the FCC.  DIRECTV shall provide Dr. Malone with a reasonable opportunity to review and comment on each submission to be filed by DIRECTV with the FCC in connection with obtaining the FCC Consent (each a “FCC Submission”) prior to the filing of such submission with the FCC.  No FCC Submission shall be filed by DIRECTV with the FCC unless, prior to such filing, Dr. Malone shall have agreed (which consent, in the case of clause (i) below, shall not be unreasonably withheld, conditioned or delayed) as to the contents of such submission to the extent that the submission (i) includes statements or representations relating to facts that are or will be under the control of any Malone, Ascent, Discovery, LGI or Liberty or (ii) is relevant to, or creates, any actual or potential obligations of, or limitations on, any Malone, or on Ascent, Discovery, LGI or Liberty (collectively, the “Malone FCC Information”), it being understood among the parties hereto that Dr. Malone has no obligation or authority hereunder or otherwise to bind or commit any other Person to, or to cause any other Person to agree to, any such obligations or limitations; provided, however, that if the FCC requests same-day filing of an FCC Submission that does not include any material issue or statement related to the Malone FCC Information, then DIRECTV is required only to make a good faith effort to notify Dr. Malone’s Representatives and to give such Representatives an opportunity to review and comment on such submission prior to filing it with the FCC.  Neither DIRECTV nor its Representatives shall conduct any substantive communications with the FCC with respect to the Exchange or the FCC Submission, including meetings or conferences with FCC personnel, whether telephonically, in person or otherwise, without first notifying Dr. Malone (or his Representatives) and with respect to communications, meetings or conferences regarding the Malone FCC Information giving Dr. Malone (or his Representatives) a reasonable opportunity to participate, and a reasonable number of his Representatives shall have an opportunity to participate in all conferences or meetings with FCC personnel that take place with respect to any Malone FCC Information; provided, however, that in the case of communications concerning a FCC Submission that occur during an unscheduled telephone conference initiated by the FCC or a telephone conference initiated by DIRECTV or its Representatives for a purpose unrelated to the FCC Consent in connection with which it is not reasonably practicable to provide to Dr. Malone or his Representatives advance notice and an opportunity to participate, DIRECTV (or its Representatives) shall promptly update Dr. Malone or his Representatives as to the content of such communications.  DIRECTV or its Representatives shall provide Dr. Malone and his Representatives with copies of each FCC Submission filed with the FCC promptly following the filing thereof and with copies of any correspondence related to the FCC Consent received by DIRECTV.

6.1.3           Subject to Section 6.1.2, each of the parties hereto shall use his, her or its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority other than the FCC in connection with the Exchange and in connection with any investigation or other inquiry by or before a Governmental Authority other than the FCC relating to the Exchange, including any proceeding initiated by a private party, and (ii) keep the other party informed in all material respects and on a reasonably timely basis of any material communication received by such party from, or given by such party to any Governmental Authority other than the FCC and of any material communication received or given in connection with any proceeding by a private party, in each case regarding the Exchange.  Subject to applicable Laws relating to the exchange of information, each of the parties hereto shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the other parties and their respective Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Authority other than the FCC in connection with the Exchange.  Subject to Section 6.1.2, no party hereto shall independently participate in any formal or informal meeting with any Governmental Authority in respect of any material communication or any filings, submissions, investigations or other inquiry, without giving the other parties hereto prior notice of the meeting and, to the extent permitted by such Governmental Authority, the opportunity to attend and/or participate.

6.1.4           In furtherance and not in limitation of the covenants of the parties contained in this Section 6.1, each of the parties hereto shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by the FCC, or any other Governmental Authority or other Person with respect to the Exchange.  Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.1 shall (i) limit any applicable rights a party may have to terminate this Agreement pursuant to Section 9.1 so long as such party has up to then complied in all material respects with its obligations under this Section 6.1, or (ii) require any party to offer, accept or agree to (A) dispose or hold separate (in trust or otherwise) any part of its businesses, operations or assets, and, in the case of any Malone, any securities, shares or interests any such Malone has in any business, operation or company, or otherwise rearrange the composition of its assets and, in the case of any Malone, the interests any such Malone has in any business, operation or company, (B) not compete in any geographic area or line of business, and/or (C) restrict the manner in which, or whether, any party may carry on business (including, in the case of any Malone, the ownership of any securities, shares or interests in any business, operation or company or assets) in any part of the world (including such party’s freedom of action with respect to future acquisitions or dispositions of securities, shares, interests, assets or businesses or its full rights of ownership (including voting) with respect to any securities, shares, interests, assets and businesses held as of the date hereof or at the Closing).

6.1.5           Each of Dr. Malone and DIRECTV acknowledge that Dr. Malone’s obligations under this Agreement are solely in his capacity as a stockholder of DIRECTV, and not as an officer or director, of DIRECTV or any other Person.  Nothing contained herein shall (i) restrict, limit or prohibit (or be construed or deemed to restrict, limit, or prohibit) Dr. Malone, solely in his capacity as a director or officer of DIRECTV, or any other Person, from exercising and acting in accordance with his fiduciary duties as a director or officer; (ii) require Dr. Malone to act in a manner that would violate his fiduciary duties as a director or officer of DIRECTV or any other Person; or (iii) require Dr. Malone, solely in his capacity as an officer of DIRECTV or any other Person, to take any action in contravention of, or omit to take any action pursuant to, or otherwise take or refrain from taking any actions which are inconsistent with, instructions or directions of the board of directors of DIRECTV or such other Person, as applicable, undertaken in the exercise of its or their respective fiduciary duties.  Each of Dr. Malone and DIRECTV acknowledge that his resignation as a director of DIRECTV effective upon the Closing is not inconsistent with his fiduciary duty as a director of DIRECTV.

Section 6.2.                      Defense of Litigation

.  Each of the Malones and DIRECTV shall use his, her or its reasonable best efforts to defend against all actions, suits or proceedings in which such party is named as a defendant that challenge or otherwise seek to enjoin, restrain or prohibit the Exchange.  None of the Malones or DIRECTV shall settle any such action, suit or proceeding or fail to perfect on a timely basis any right to appeal any judgment rendered or order entered against such party therein without having previously consulted with the other parties.  Each of the Malones and DIRECTV shall use reasonable best efforts to cause each of its Affiliates, directors and officers to use reasonable best efforts to defend any such action, suit or proceeding in which such Affiliate, director or officer is named as a defendant and which seeks any such relief to comply with this Section 6.2 to the same extent as if such Person was a party.

Section 6.3.                      Standstill; Restrictions on Transfer

.

6.3.1           Each Malone agrees that, during the period commencing on the Closing Date and ending on the earlier of (a) the time at which DIRECTV (or its successor or Subsidiaries) ceases to be an FCC licensee, and (b) such time as Dr. Malone ceases to have an “attributable interest” (as such term is used in Section 76.1000 of the FCC regulations) in any multi-channel video programming distributor (as defined under applicable FCC regulations) that operates a multi-channel video programming distribution system in the United States, including its territories and possessions, he, she or it will not, and will cause those of his, her or its Affiliates that it Controls not to, take any action that would cause Dr. Malone to have an attributable interest in DIRECTV; provided, however, that with respect to the establishment of an attributable interest in DIRECTV as a result of Dr. Malone’s record ownership or Beneficial Ownership of Equity Securities of DIRECTV, Dr. Malone will not be deemed to have an attributable interest in DIRECTV by virtue of his record ownership or Beneficial Ownership of Equity Securities of DIRECTV unless (i) Dr. Malone acquires record ownership or Beneficial Ownership of shares of DIRECTV Common Stock following the Closing (other than as provided in the following paragraph) and (ii) after giving effect to such acquisition, the shares of DIRECTV Common Stock Beneficially Owned by Dr. Malone equal or exceed 5% (or such higher threshold as may be specified by the FCC to result in the creation of an attributable interest) of the voting power of or equity interest in the outstanding shares of DIRECTV Common Stock at such time.  In determining whether or not Beneficial Ownership of DIRECTV Common Stock would exceed such threshold, Dr. Malone will be entitled to rely conclusively upon outstanding share information filed periodically by DIRECTV with the SEC.

For all purposes of this Section 6.3, Dr. Malone will not be deemed to have acquired Beneficial Ownership of, and following such acquisition will not be deemed to have Beneficial Ownership of, any Equity Securities of DIRECTV or any of its Subsidiaries to the extent that Dr. Malone acquires Beneficial Ownership of such Equity Securities (i) as a result of any dividend or other distribution made, or similar action taken (including receipt of any rights, warrants or other securities granting to the holder the right to acquire Equity Securities of DIRECTV or its Subsidiaries, and any acquisition of Equity Securities of DIRECTV or its Subsidiaries upon the exercise thereof), by DIRECTV, any of its Subsidiaries or any other Person which is not Dr. Malone, or (ii) from DIRECTV or any of its Subsidiaries.

6.3.2           (a)  Until the earlier of (x) the Closing and (y) the termination of this Agreement in accordance with its terms, each Malone hereby agrees not to directly or indirectly Transfer any of his, her or its Malone Class B Shares to any other Person; provided, however, that (i) any Malone may Transfer his, her or its Malone Class B Shares to any other Malone, (ii) any Malone may Transfer his, her or its Malone Class B Shares pursuant to clause (iii) of the definition of “Exempt Transfer” in the Malone Agreement, and (iii) Dr. Malone and Mrs. Malone will be permitted to Transfer his or her Malone Class B Shares to his or her estate through his or her legal representative upon his or her death or to his or her representative upon his or her adjudication of incompetency, provided that any such transferee under clause (iii) of this Section 6.3.2(a) becomes a party to this Agreement as a Malone (with all the rights and obligations as if an original signatory hereto).  DIRECTV, LEI, DIRECTV Group and the Malones hereby acknowledge and agree that the Transfer restrictions set forth in this Section 6.3.2(a) shall be separate from, and in addition to, those Transfer restrictions in the Malone Agreement and any other Transfer restrictions applicable to the Malone Class B Shares.  DIRECTV hereby agrees and acknowledges that, from the date hereof until the earlier of the Closing and the date this Agreement is terminated pursuant to its terms, DIRECTV will not, without the prior written consent of the Malones, exercise the Redemption Right (as that term is defined in the DIRECTV Charter), pursuant to the DIRECTV Charter; provided, however, if following Dr. Malone’s death this Agreement is terminated pursuant to its terms, then the start of the Redemption Period (as that term is defined in the DIRECTV Charter) shall be tolled to, and shall not occur until, the date of termination of this Agreement.

(b)           Until the day after the date of the Exchange, or, in the case of the Basket Shares, if earlier, November 20, 2010, each Malone agrees not to, directly or indirectly, Transfer and not to enter into any agreement, understanding, arrangement or substantial negotiations (all within the meaning of Section 355(e) of the Code and Treasury Regulations Section 1.355-7) with respect to any Transfer of Malone Class A Shares or Basket Shares; provided, however, that any Malone may Transfer, or enter into any agreement, understanding, arrangement or substantial negotiations (all within the meaning of Section 355(e) of the Code and Treasury Regulations Section 1.355-7) with respect to any Transfer of, Malone Class A Shares or Basket Shares (i) pursuant to clause (iii) of the definition of “Exempt Transfer” in the Malone Agreement, (ii) as a result of any Transfer to Dr. Malone’s or Mrs. Malone’s estate through his or her legal representative upon his or her death or to his or her representative upon his or her adjudication of incompetency, provided that any such transferee under clause (ii) of this Section 6.3.2(b) becomes a party to this Agreement as a Malone (with all the rights and obligations as if an original signatory hereto), or (iii) pursuant to any Permitted Constructive Disposition to be effected following the Closing Date.  DIRECTV, LEI, DIRECTV Group and the Malones hereby further acknowledge and agree that the Transfer restrictions and exemptions set forth in this Section 6.3.2(b) with respect to the Basket Shares shall replace in their entirety the Transfer restrictions set forth in Section 4(b)(i)(F) of the Malone Agreement, and further agree that the term “Member Shares” as used in clause (iii), as well as the introductory clause (as applied to clause (iii) thereof), of the definition of “Exempt Transfer” in the Malone Agreement shall include the Basket Shares and the Malone Class A Shares.

Section 6.4.                      Non-Reliance

.  In connection with the Exchange, each Malone acknowledges that: (i) DIRECTV may be, and the Malones are proceeding on the assumption that DIRECTV is, in possession of material, non-public information concerning DIRECTV and its direct and indirect subsidiaries (the “Information”) which is not or may not be known to any Malone and that DIRECTV has not disclosed to any Malone; (ii) DIRECTV has not made, and such Malone disclaims the existence of or its reliance on, any representation by DIRECTV concerning DIRECTV, or the Exchange (except for the representations and warranties set forth in Article IV hereof); (iii) such Malone is not relying on any disclosure or non-disclosure of the Information made or not made, or the completeness thereof, in connection with or arising out of the Exchange or the Termination Agreement, and therefore has no claims against DIRECTV with respect thereto; (iv) if any such claim may exist, such Malone, recognizing its disclaimer of reliance and DIRECTV’s reliance on such disclaimer as a condition to entering into the Exchange, this Agreement and the Termination Agreement, covenants and agrees not to assert it against DIRECTV or any of its officers, directors, shareholders, partners, representatives, agents or Affiliates; and (v) DIRECTV shall have no liability, and such Malone waives and releases any such claim that it might have against DIRECTV or its officers, directors, shareholders, partners, representatives, agents and Affiliates, whether under applicable securities law or otherwise, based on DIRECTV’s knowledge, possession or non-disclosure to such Malone of the Information.  Each Malone further acknowledges that DIRECTV is relying upon such Malone’s foregoing acknowledgement as a condition to entering into the Exchange, this Agreement and the Termination Agreement.  The parties acknowledge that the provisions of this Section 6.4 shall not affect the matters represented by DIRECTV in Article IV.

Section 6.5.                      Registration Matters

.

6.5.1           If, on or after the day following the Closing, but in no event later than the close of business on the 75th day after Closing, the Malones request in writing to DIRECTV that DIRECTV file a registration statement pursuant to this Section 6.5, then DIRECTV shall prepare and file promptly with the SEC a Registration Statement on Form S-3 of DIRECTV (the “S-3 Shelf”) that shall permit the distribution of the number of Malone Class A Shares and Basket Shares specified in such notice, and any “short sales” of the same (or a fewer) number of shares of DIRECTV Class A Common Stock borrowed or to be borrowed by any counterparty (or any of its affiliates) to a forward, futures or option-based contract then-executed or to be executed with any of the Malones, in each case, in connection with a Transfer that qualifies as a Permitted Constructive Disposition.  The S-3 Shelf shall include a plan of distribution consistent with Exhibit B attached hereto, together with any changes or additions thereto which may be reasonably requested by any Malone or any such counterparty to a Permitted Constructive Disposition. DIRECTV shall use its reasonable best efforts to cause the S-3 Shelf to become effective under the Securities Act, by no later than the 15th calendar day following DIRECTV’s receipt of the Malones’ request to file the S-3 Shelf (or if such 15th calendar day is not a day on which the SEC is open for business, the immediately succeeding calendar day on which the SEC is open for business) and remain continuously effective until the date that is six months after such date.  DIRECTV further agrees that it will enter into such customary distribution or registration agreements, and deliver or cause to be delivered such customary certificates, legal opinions, comfort letters and other reasonably requested documents required thereby, as may be reasonably requested by the Malones to effect the Transfer contemplated by the plan of distribution.

6.5.2           The costs of the registration (other than underwriting discounts, fees and commissions) contemplated by this Section 6.5 shall be paid by DIRECTV, including the fees and expenses of one counsel for the Malones.

6.5.3           The parties shall have the rights of indemnification and contribution set forth on Exhibit C hereto with respect to any S-3 Shelf or any prospectus included therein.  If any person or entity other than a Malone becomes a selling stockholder as contemplated by the plan of distribution, then such Person shall have the same indemnity and contribution rights and the same obligations as the Malones set forth in Exhibit C.

Section 6.6.                      Section 16 Matters

.  Neither the board of directors of DIRECTV nor a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act) shall amend, change, modify or rescind, or adopt new resolutions that have the effect of amending, changing, modifying or rescinding the resolutions relating to liability pursuant to Section 16(b) described in Section 4.10 hereof.

Section 6.7.                      Malone Agreement

.  Except as specifically provided in this Agreement, the parties acknowledge and agree that (i) the Malone Agreement shall remain in full force and effect prior to the Closing, and (ii) nothing herein shall be deemed to amend, modify or change any term or provision thereof.

Section 6.8.                      Fees and Expenses

.  DIRECTV shall pay (x) the fees and expenses of the DIRECTV Parties incident to this Agreement and the Exchange (including legal fees, accounting fees, investment banking fees and filing fees), and (y) the fees and expenses incurred by the Malones in connection with the negotiation, execution, delivery and performance of this Agreement and the Exchange upon presentation to DIRECTV of invoices describing such fees and expenses, whether or not the transactions contemplated hereby are completed; provided that the fees and expenses payable pursuant to this Section 6.8 by DIRECTV (x) to Kern Consulting, LLC shall not exceed $1 million and (y) with respect to all other fees and expenses incurred by the Malones shall not exceed the aggregate fees and expenses incurred by DIRECTV in connection with the negotiation, execution, delivery and performance of this Agreement (other than the indemnification provisions of Article VIII which shall not be subject to this limitation) and the Exchange; and provided further that the Malones shall pay the fees and expenses of the Malones incident to this Agreement and the Exchange if this Agreement is terminated by DIRECTV pursuant to Section 9.1.4 hereof.

Section 6.9.                      Tax Matters

.

6.9.1           None of DIRECTV, the Malones or any of their respective Affiliates will take or permit to be taken any action, or fail to take any action, which action or omission is reasonably likely, directly or indirectly, in whole or in part, to adversely affect the treatment of the Exchange as Tax-Free; provided that this Section 6.9 shall not be deemed breached by any position taken for financial accounting purposes to the extent required by generally accepted accounting principles in the United States as of the date hereof.

6.9.2           Unless otherwise required by a Final Determination, none of DIRECTV, the Malones or any of their respective Affiliates will take any position on any Tax Return, or take any position for Tax purposes, that is inconsistent with the Exchange being Tax-Free and qualifying as a reorganization under Section 368(a) of the Code.

6.9.3           DIRECTV will retain all information and timely file the appropriate information and statements, in each case as required by Treasury Regulations Section 1.368-3, with the IRS to report the Exchange as a reorganization under Section 368(a) of the Code, and the Malones will provide to DIRECTV any information they possess that DIRECTV may reasonably require in order to comply with this Section 6.9.3.

Section 6.10.                      Further Assurances

.  Each of the parties shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such further documents and other papers after the Closing as may be reasonably required to give effect to the Exchange.

ARTICLE VII

CONDITIONS TO CLOSING

Section 7.1.                      Mutual Conditions

.  The respective obligations of each party hereto to complete the Exchange shall be subject to the fulfillment or, if legally permitted, waiver at or prior to the Closing of the following conditions:

7.1.1           No Governmental Authority of competent jurisdiction located in the United States shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order of any nature that prohibits, enjoins or restrains the consummation of the Exchange.

7.1.2           DIRECTV and Dr. Malone shall have received the FCC Consent.

Section 7.2.                      Conditions to the Malones’ Obligations

.  The obligations of the Malones to complete the Exchange shall be subject to the fulfillment or waiver at or prior to the Closing of each of the following conditions:

7.2.1           The representations and warranties of DIRECTV set forth in Article IV shall be true and correct (without giving effect to any limitation as to materiality set forth therein) in all material respects (except for the representations made in Sections 4.4, 4.7, 4.8, 4.9 and 4.10, which shall be true and correct in all respects) at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and the Malones shall have received a certificate, dated the Closing Date, signed on behalf of DIRECTV by an authorized officer of DIRECTV to such effect.

7.2.2           DIRECTV shall have performed in all material respects each obligation and agreement to be performed by it at or prior to Closing, and shall have complied in all material respects with each covenant required by this Agreement to be performed or complied with by it at or prior to the Closing, and the Malones shall have received a certificate, dated the Closing Date, signed on behalf of DIRECTV by an authorized officer of DIRECTV to such effect.

7.2.3           No fact, event, development, condition or circumstance shall have occurred after the date of this Agreement which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

7.2.4           Prior to or at the Closing, DIRECTV shall have delivered to the Malones the items to be delivered by DIRECTV pursuant to Section 3.5.

Section 7.3.                      Conditions to DIRECTV’s Obligations

.  The obligations of DIRECTV to complete the Exchange shall be subject to the fulfillment or waiver at or prior to the Closing of each of the following conditions:

7.3.1           The representations and warranties of the Malones set forth in Article V shall be true and correct (without giving effect to any limitation as to materiality set forth therein) in all material respects (except for the representations made in Sections 5.4, 5.8 and 5.9, which shall be true and correct in all respects) at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date) and DIRECTV shall have received a certificate, dated the Closing Date, signed by the Malones to such effect.

7.3.2           Each Malone shall have performed in all material respects each obligation and agreement to be performed by him, her or it at or prior to Closing, and shall have complied in all material respects with each covenant required by this Agreement to be performed or complied with by him, her or it at or prior to the Closing, and DIRECTV shall have received a certificate, dated the Closing Date, signed by the Malones to such effect.

7.3.3           DIRECTV shall have received signed letters of resignation from each of Gregory B. Maffei and Paul A. Gould from the board of directors of DIRECTV, which resignations shall be effective as of the Closing.

7.3.4           There shall have been no adverse change in U.S. federal income tax law, including any judicial or published administrative interpretation thereof (including private letter rulings and technical advice memoranda) after the date hereof with respect to the principles of Ruling (25) in Private Letter Ruling 103889-09, dated October 22, 2009, and issued by the IRS to Liberty (the “Liberty PLR”) that would reasonably be expected to cause the effect of the Exchange on the LEI Split-off under Section 355(e) of the Code to not be tested in a manner that is the same, in all material respects, as the effect of the “Automatic Conversion” on the LEI Split-off as described in Ruling (25) of the Liberty PLR.

7.3.5           Prior to or at the Closing, the Malones shall have delivered to DIRECTV the items to be delivered pursuant to Section 3.4.

Section 7.4.                      Frustration of Closing Conditions

.  Neither DIRECTV nor the Malones may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by such party’s failure to act in good faith or to use its reasonable best efforts to cause the Closing to occur as required by Section 6.1.

ARTICLE VIII

SURVIVAL; INDEMNIFICATION

Section 8.1.                      Survival of Representations and Warranties and Covenants

.  The representations and warranties contained in this Agreement and in any certificate delivered pursuant hereto shall survive the Closing indefinitely, provided, however, that the representation and warranty contained in Section 5.9.2 (and any certificate related thereto) shall not survive the Closing.  The covenants and agreements herein shall survive the Closing, unless specified to the contrary herein.

Section 8.2.                      Indemnification

.  DIRECTV covenants and agrees, on the terms and subject to the limitations set forth in this Agreement, to indemnify and hold harmless each Malone, their respective Affiliates and their respective Representatives (for the avoidance of doubt, in each case, excluding Liberty or any of its Subsidiaries), agents and trustees (the “Malone Indemnified Parties”), from and against any and all:

8.2.1           Losses arising out of or based upon the representations and warranties of DIRECTV contained in Sections 4.8 and 4.9 not being true and correct when made or deemed made;

8.2.2           Losses arising out of or based upon any breach or nonperformance of any covenant or agreement made or to be performed by DIRECTV in Section 6.9;

8.2.3           Transaction Taxes and Losses arising out of or resulting from the Exchange or arising out of or based upon the negotiation, execution, delivery or performance of this Agreement; and

8.2.4           To the fullest extent permitted by applicable Law, Losses arising out of, resulting from or otherwise in respect of any threatened, pending or completed Action (including any Action seeking to enjoin or prohibit the Exchange), initiated or commenced (w) by or on behalf of any current or former stockholder of DIRECTV, Liberty (but only with respect to a threatened, pending or completed Action by current or former holders of (i) with respect to matters relating to periods prior to March 4, 2008, the Series A Liberty Capital common stock, par value $.01 per share, and the Series B Liberty Capital common stock, par value $.01 per share and (ii) with respect to matters relating to periods on and after March 4, 2008, Liberty Entertainment Common Stock, regardless of whether such holders own or owned other classes or series of common stock of Liberty), or LEI (other than, in each case, any Malone or their respective Affiliates), (x) by or in the right of any of DIRECTV, Liberty or their respective Subsidiaries, (y) by or on behalf of any Governmental Authority or (z) by or on behalf of any third party, in each case, which Action is related to or based upon or arises out of the negotiation, execution, delivery or performance of this Agreement by any Malone Indemnified Party (in an individual or Representative Capacity), including, by way of example and not in limitation of the foregoing, any Actions which are based upon or arise out of any purported conflict with or breach of the Malone Agreement, the Standstill Agreement or the Merger Agreement as a result of the negotiation, execution, delivery or performance of this Agreement by any Malone Indemnified Party (in an individual or Representative Capacity) or the completion of the Exchange.

Notwithstanding anything herein to the contrary, DIRECTV will not be obligated to provide indemnity to any Malone Indemnified Party (i) with respect to Actions by DIRECTV prior to the Closing, to enforce the terms and provisions of this Agreement, (ii) with respect to any breach or purported breach of the terms of the Malone Agreement, which does not relate to or arise out of the negotiation, execution, delivery or performance of this Agreement by any Malone Indemnified Party (in an individual or Representative Capacity) or the completion of the Exchange, and (iii) with respect to Losses arising out of or based upon any breach of any representation and warranty of a Malone contained in this Agreement (but with respect to any Action after the Closing, only with respect to a representation or warranty which survived the Closing) or any breach of any covenant or agreement made or to be performed by a Malone under this Agreement.

8.2.5           DIRECTV will indemnify the Malone Indemnified Parties pursuant to this Section 8.2 regardless of (i) whether or not the Exchange is completed and (ii) whether such Losses are incurred prior to or after the Closing of the Exchange (if such Closing occurs).  The indemnification provided pursuant to this Section 8.2 is in addition to, and not in derogation of, any other rights a Malone Indemnified Party may have under applicable Law, the DIRECTV Charter or DIRECTV By-laws, the Amended and Restated Certificate of Incorporation or Bylaws of LEI or pursuant to any contract, agreement or arrangement.

8.2.6           (a)  Promptly after the receipt by any Malone Indemnified Party of notice of any Action that is or may be subject to indemnification hereunder (each, an “Indemnifiable Claim”) (and in no event more than ten (10) Business Days after the Malone Indemnified Party’s receipt of written notice of such claim), such Malone Indemnified Party shall give written notice thereof to DIRECTV, which notice will include, to the extent known, the basis for such Indemnifiable Claim, copies of any documents relating to such Indemnifiable Claim and any additional information in respect thereof that DIRECTV may reasonably request; provided, however, that (i) any delay in giving or failure to give such notice will not affect the obligations of DIRECTV hereunder except to the extent DIRECTV is actually prejudiced as a result of such failure to notify and (ii) no such notice shall be required to the extent that DIRECTV or its Affiliates is a party to any such Indemnifiable Claim.  In connection with any determination by DIRECTV as to whether a Malone Indemnified Party is entitled to be indemnified hereunder, the burden of proof shall be on DIRECTV to establish that such Malone Indemnified Party is not so entitled.

(b)  Subject to Section 8.2.6(c), DIRECTV shall be entitled to exercise full control of the defense, compromise or settlement of any Indemnifiable Claim so long as, within 10 calendar days after the receipt of notice of such Indemnifiable Claim from the Malone Indemnified Party (or if DIRECTV or any of its Affiliates is a party to an Action giving rise to an Indemnifiable Claim, the commencement of such Action), DIRECTV:  (i) delivers a written confirmation to such Malone Indemnified Party that the indemnification provisions of Section 8.2 are applicable, subject to the limitations set forth in this Agreement, to such Indemnifiable Claim and that DIRECTV will indemnify such Malone Indemnified Party in respect of such Indemnifiable Claim pursuant to the terms of this Section 8.2, and (ii) notifies such Malone Indemnified Party in writing that DIRECTV will assume the control of the defense thereof.  Following notification to such Malone Indemnified Party of its assumption of the defense of such Indemnifiable Claim, DIRECTV shall retain legal counsel reasonably satisfactory to such Malone Indemnified Party to conduct the defense of such Indemnifiable Claim.  If DIRECTV so assumes the defense of any such Indemnifiable Claim in accordance herewith, subject to the provisions of this Section 8.2.6, (i) DIRECTV shall be entitled to exercise full control of the defense, compromise or settlement of such Indemnifiable Claim and such Malone Indemnified Party shall cooperate (subject to DIRECTV’s agreement to reimburse such Malone Indemnified Party for all reasonable out-of-pocket expenses incurred by such Malone Indemnified Party in connection with such cooperation) with DIRECTV in any manner that DIRECTV reasonably may request in connection with the defense, compromise or settlement thereof (subject to the last sentence of this Section 8.2.6(b)), and (ii) such Malone Indemnified Party shall have the right to employ separate counsel selected by such Malone Indemnified Party and to participate in (but not control) the defense, compromise or settlement thereof and DIRECTV shall pay the reasonable fees and expenses of one such separate counsel, and, if reasonably necessary, one local counsel.  No Malone Indemnified Party shall settle or compromise or consent to entry of any judgment with respect to any such action for which it is entitled to indemnification without the prior written consent of DIRECTV, unless DIRECTV shall have failed to assume the defense thereof as contemplated in this Section 8.2.6(b), in which case such Malone Indemnified Party will be entitled to control the defense, compromise or settlement thereof at the expense of DIRECTV.  Without the consent of the Malone Indemnified Parties who are named in the Action subject to the Indemnifiable Claim, DIRECTV will not settle or compromise or consent to the entry of judgment with respect to any Indemnifiable Claim (x) unless such settlement, compromise or consent includes an unconditional release of such Malone Indemnified Parties and (y) which settlement, compromise or consent enjoins or restricts in any way the future actions or conduct of such Malone Indemnified Parties (other than with respect to their performance of this Agreement in accordance with its terms prior to the Closing).

(c)  Notwithstanding anything in this Section 8.2.6 to the contrary, the Malone Indemnified Parties shall be entitled, at the sole expense and liability of DIRECTV, to exercise full control of the defense (including the retention of legal counsel, accountants and other experts), and compromise or settlement of any Indemnifiable Claim (or, in the case of a Subject Claim (as defined below), such portion of an Indemnifiable Claim that is determined in accordance with the provisions hereof to be a Subject Claim) (i) by a Taxing Authority challenging the Tax-Free nature of the Exchange to a Malone Indemnified Party or which otherwise seeks to make the Exchange Taxable, in whole or in part, to a Malone Indemnified Party, or (ii) which is a Subject Claim (in each case, a “Malone Specific Indemnifiable Claim”); provided, however, that no Malone Indemnified Party shall settle or compromise any Malone Specific Indemnifiable Claim without the prior written consent of DIRECTV, which consent shall not be unreasonably withheld, delayed or conditioned.  DIRECTV will be entitled, at its own expense, to participate in (but not control) the defense of any Malone Specific Indemnifiable Claim.  Notwithstanding the foregoing, in the event any Malone Specific Indemnifiable Claim seeks injunctive or other equitable relief to prohibit, prevent or enjoin completion of the Exchange, DIRECTV will be entitled to control the defense of those portions of such Malone Specific Indemnifiable Claim seeking such injunctive or equitable relief prior to the Closing or the termination of this Agreement, and the Malone Indemnified Parties will be entitled to participate in (but not control) the defense of such portions of the Malone Specific Indemnifiable Claim at the expense of DIRECTV; provided, however, that both prior to and following the Closing DIRECTV will not be permitted to consent or agree to any relief applicable to any Malone Indemnified Party which seeks to require, enjoin or restrict his, her or its ownership of assets (or require that any such assets be disposed of or held separately or in trust) or the conduct of such Person’s business or impose restrictions or limits upon such Person’s full rights of ownership of any capital stock or other asset held by it, in any case without the prior written consent of such Malone Indemnified Party (other than with respect to his, her or its performance of this Agreement in accordance with its terms prior to the Closing).  In connection with any  Indemnifiable Claim, to the extent that any of the legal claims made therein against Malone Indemnified Parties (i) are based upon the actions or status of any Malone as a stockholder, (ii) may reasonably be separated from claims brought against other Persons who may be entitled to indemnification by DIRECTV without having a material adverse effect upon the ability of DIRECTV to defend, compromise or settle such other claims, and (iii) if successful would reasonably be likely to have either no adverse effect on DIRECTV or its directors or officers, or a material disproportionate adverse effect on such Malone Indemnified Parties compared to DIRECTV or its other directors or officers, then DIRECTV and the applicable Malone Indemnified Parties will negotiate in good faith and reasonably seek to apportion control of such claims between the Malone Indemnified Parties and DIRECTV, and the Malone Indemnified Parties will be entitled to control the defense, compromise or settlement (subject to the terms of this Section 8.2.6(c)) of the portion of such claims that meet the requirements of clauses (i) through (iii) above (each, a “Subject Claim”), and DIRECTV will be entitled to control the defense, compromise or settlement of the remainder of such Indemnifiable Claim.  In all instances under this Section 8.2.6(c) where DIRECTV has agreed to pay the fees, costs and expenses of Malone Indemnified Parties, such fees, costs and expenses shall be reasonable.  The parties agree to cooperate and coordinate in connection with the defense, compromise or settlement of any Indemnifiable Claims and Malone Specific Indemnifiable Claims.  For the avoidance of doubt, with respect to Indemnifiable Claims relating to breaches of fiduciary duties as a director or officer of DIRECTV, DIRECTV shall have the right to control the defense, compromise and settlement of those portions of the Indemnifiable Claims relating to such breaches of fiduciary duties (subject to Section 8.2.6(b)).

8.2.7           If so requested by a Malone Indemnified Party, DIRECTV shall advance to such Malone Indemnified Party (within five Business Days of such request) any and all reasonable fees, costs and expenses incurred by a Malone Indemnified Party in connection with investigating, defending, being a witness in or participating in (including any appeal), or preparing to defend, be a witness in or participate in, any Indemnifiable Claim, including reasonable fees and expenses of counsel, accountants, consulting and other experts (an “Expense Advance”).

8.2.8           To the fullest extent permitted by applicable Law, DIRECTV will indemnify each Malone Indemnified Party against any and all reasonable fees, costs and expenses (including attorneys’ fees), incurred in connection with the enforcement of his, her or its rights under this Section 8.2, and, if requested by a Malone Indemnified Party, will (within five business days of such request) advance such reasonable fees, costs and expenses to such Malone Indemnified Party.

8.2.9           Each Malone agrees, and each other Malone Indemnified Party will be deemed to have agreed, that it will repay Expense Advances made to it  (or on its behalf) by DIRECTV pursuant to this Section 8.2 if it is ultimately determined that it is not entitled to be indemnified pursuant to this Article VIII.

8.2.10           If the indemnification provided for in this Section 8.2 is required by its terms but is for any reason held by any court of competent jurisdiction to be unavailable to or otherwise insufficient (after payment of all amounts DIRECTV is permitted to pay after giving effect to such restriction or limitation) to hold harmless a Malone Indemnified Party in respect of any Losses or Transaction Taxes and Losses incurred, then DIRECTV shall contribute to the amount paid or payable by the Malone Indemnified Parties as a result of any Losses or Transaction Taxes and Losses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Malone Indemnified Parties, on the one hand, and DIRECTV, on the other hand, as a result of the Exchange (including, among other things, the benefits to be obtained by DIRECTV in connection with and resulting from the severing of Dr. Malone’s attributable interest in DIRECTV and the reduction in the voting power attributable to the Malone Indemnified Parties, or (ii) if the allocation provided by clause (i) above is not permitted by applicable Law, then in such proportion as is appropriate to reflect the relative fault of DIRECTV, on the one hand, and the Malone Indemnified Parties, on the other hand; provided that in no event will the Malone Indemnified Parties be able to recover as a result of such allocations more than the aggregate amount of the Losses and Transaction Taxes and Losses subject to this Section 8.2.10.  The parties agree that it would not be just and equitable if contribution pursuant to this Section 8.2.10 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence.

Section 8.3.                      After-Tax Basis for Indemnity Payments

.  If the receipt of any payment pursuant to this Article VIII results in Taxable income (including an increase in the amount of any gain or other income recognized on the Exchange) to any Malone Indemnified Party, such payment shall be increased so that, after the payment of any Taxes with respect to such indemnity payment, the Malone Indemnified Party shall have realized the same net amount the Malone Indemnified Party would have realized had the payment not resulted in Taxable income.  To the extent that Losses for which DIRECTV is required to pay to any Malone Indemnified Party pursuant to this Article VIII (i) are deducted or credited (which, for purposes of this Section 8.3, does not include any reduction in Taxes resulting from any basis increase in any Equity Securities or other property) in determining the amount of any other Taxes required to be paid by the Malone Indemnified Party (for example, state Taxes which are permitted to be deducted in determining federal Taxes) or (ii) result in a basis increase in any Equity Securities or other property held by such Malone Indemnified Party, the amount of any payment made to such Malone Indemnified Party by DIRECTV shall be decreased by taking into account any resulting reduction in such other Taxes of such Malone Indemnified Party that has been actually realized by reason of, and that would not have been realized but for, (A) such deduction or credit or (B) such basis increase, but only if, with respect to clause (B), such reduction in Taxes is actually realized by such Malone Indemnified Party not later than three years after the date such indemnity payment for Losses (which resulted in such basis increase) was demanded by such Malone Indemnified Party pursuant to this Section 8.3, and such reduction in Taxes occurs pursuant to a transaction effected by such Malone Indemnified Party that constitutes a sale, a constructive sale or other taxable disposition for U.S. federal income tax purposes (excluding a merger or consolidation or other transaction to which DIRECTV or its successor is a party).  If any resulting reduction in such other Taxes of such Malone Indemnified Party that has been actually realized by reason of, and that would not have been realized but for, (x) such deduction or credit or (y) such basis increase (in each case, as described in the preceding sentence, but only if, with respect to clause (y), such reduction in Taxes is actually realized by such Malone Indemnified Party not later than three years after the date such indemnity payment for Losses (which resulted in such basis increase) was demanded by such Malone Indemnified Party pursuant to this Section 8.3, and such reduction in Taxes occurs pursuant to a transaction effected by such Malone Indemnified Party that constitutes a sale, a constructive sale or other taxable disposition for U.S. federal income tax purposes (excluding a merger or consolidation or other transaction to which DIRECTV or its successor is a party) occurs following the payment made to such Malone Indemnified Party with respect to the relevant indemnified Losses, such Malone Indemnified Party shall promptly repay DIRECTV the amount of such reduction when actually realized.  If and to the extent that a Malone Indemnified Party has repaid to DIRECTV the amount of a Tax benefit arising from the foregoing reduction of Taxes described in this Section 8.3 (or the amount of such Tax benefit has otherwise reduced the indemnity payment made pursuant to this Section 8.3 to such Malone Indemnified Party) and the amount of such Tax benefit is subsequently decreased or eliminated, then DIRECTV shall promptly pay the Malone Indemnified Party the amount of the decrease in such Tax benefit (but not in an amount greater than the amount repaid by such Malone Indemnified Party to DIRECTV in respect of such Tax benefit pursuant to the preceding sentence or the amount by which the indemnity payment to such Malone Indemnified Party otherwise was so reduced).

ARTICLE IX

TERMINATION

Section 9.1.                      Termination

.  This Agreement may be terminated and the Exchange abandoned at any time prior to the consummation of the Closing under the following circumstances:

9.1.1           by mutual written consent of DIRECTV and the Malones;

9.1.2           by either DIRECTV or the Malones upon written notice to the other parties hereto, if the Exchange shall not have been completed on or before November 20, 2010 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 9.1.2 shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the Exchange to be completed on or before the Termination Date and such action or failure to act constitutes a breach of this Agreement;

9.1.3           by the Malones upon written notice to DIRECTV, if there has been a breach by DIRECTV of any representation, warranty, covenant or agreement contained in this Agreement which would result in a failure of a condition set forth in Section 7.2 and either cannot be cured prior to the Termination Date, or is not cured within ten days after the Malones shall have given DIRECTV written notice stating the Malones’ intention to terminate this Agreement pursuant to this Section 9.1.3 and the basis for such termination; provided, at the time of the delivery of such notice, no Malone shall be in material breach of its obligations under this Agreement;

9.1.4           by DIRECTV upon written notice to the Malones, if there has been a breach by a Malone of any representation, warranty, covenant or agreement contained in this Agreement which would result in a failure of a condition set forth in Section 7.3.1 or Section 7.3.2 and either cannot be cured prior to the Termination Date, or is not cured within ten days after DIRECTV shall have given the Malones written notice stating DIRECTV’s intention to terminate this Agreement pursuant to this Section 9.1.4 and the basis for such termination; provided, at the time of the delivery of such notice, DIRECTV shall not be in material breach of its obligations under this Agreement; or

9.1.5           by either DIRECTV or the Malones upon written notice to the other parties hereto, if any Governmental Authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Exchange, and such order or other action shall have become final and non-appealable, provided that the party seeking to terminate this Agreement pursuant to this Section 9.1.5 shall have used its reasonable best efforts to remove such order or other action; and provided, further, that the right to terminate this Agreement under this Section 9.1.5 shall not be available to a party if the issuance of such final, non-appealable order was primarily due to the failure of such party to perform any of its obligations under this Agreement, including the obligation of the Malones and DIRECTV to comply with Section 6.1 of this Agreement so as to allow the parties to close the Exchange as promptly as practicable.

Section 9.2.                      Effect of Termination

.  In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement, except for the provisions of Sections 4.7, 5.8, 6.3.2(b), 6.8, 8.2, 8.3 and 9.2 and Article X, which shall, in each case, remain in full force and effect, shall become void and have no effect, without any liability on the part of any party hereto or its directors, officers or stockholders.  Notwithstanding the foregoing, nothing in this Section 9.2 shall relieve any party hereto of liability for a willful breach of any of its obligations under this Agreement.

ARTICLE X

MISCELLANEOUS

Section 10.1.                      Notices

.  All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile (with confirming copy sent by one of the other delivery methods specified herein), by overnight courier or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered personally, or when so received by facsimile or courier, or, if mailed, three calendar days after the date of mailing, as follows:

If to any Malone, to:
John C. Malone, Leslie A. Malone, The Tracy L. Neal Trust A
and/or                      The Evan D. Malone Trust A (as applicable)
c/o Liberty Media Corporation
12300 Liberty Boulevard
Englewood, CO 80112
Facsimile:  (720) 875-5401

with copies (which shall not constitute notice) to:
Baker Botts L.L.P.
30 Rockefeller Plaza
New York, NY 10112
Attention:                 Frederick H. McGrath
Renee L. Wilm
Facsimile:  (212) 259-2530
and:
Kern Consulting, LLC
P.O. Box 102050
Denver, CO  80250
Attention:                  Jerome H. Kern
Facsimile:                  (303) 389-6841
If to a DIRECTV Party, to:
DIRECTV
2230 East Imperial Highway
El Segundo, CA 90245
Attention:  Larry D. Hunter, General Counsel
Facsimile:  (310) 964-0838
with copies (which shall not constitute notice) to:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention:                 Frederick S. Green
Michael E. Lubowitz
Facsimile:                      (212) 310-8007
and
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention:                  Richard I. Beattie
Marni J. Lerner
Facsimile:                      (212) 455-2502
or to such other address and with such other copies as any party hereto shall notify the other parties hereto (as provided above) from time to time.

Section 10.2.                      Governing Law; Jurisdiction; Waiver of Jury Trial

.

10.2.1           THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement will be brought exclusively in the Court of Chancery of the State of Delaware (the “Delaware Chancery Court”), or, if the Delaware Chancery Court does not have subject matter jurisdiction, in the federal courts located in the State of Delaware.  Each of the parties hereby consents to personal jurisdiction in any such action, suit or proceeding brought in any such court (and of the appropriate appellate courts therefrom) and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.1 shall be deemed effective service of process on such party.

10.2.2           EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT.  EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.2.2.

Section 10.3.                      Assignment; Successors and Assigns; No Third Party Rights

.  This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto, and any attempted assignment shall be null and void.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and permitted assigns.  Other than as provided in Sections 6.5, 8.2 and 8.3, this Agreement shall be for the sole benefit of the parties hereto, and their respective successors, heirs and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, benefit, remedy or claim hereunder.

Section 10.4.                      Counterparts

.  This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument, and shall be effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 10.5.                      Titles and Headings

.  The headings and table of contents in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

Section 10.6.                      Amendment and Modification

.  Subject to Section 10.9, this Agreement may not be amended, modified, or supplemented, and waivers of or consents to departures from the provisions hereof may not be given, unless approved in writing by DIRECTV and Malones holding a majority of the Malone Class B Shares.

Section 10.7.                      Publicity; Public Announcements

.  The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by DIRECTV and the Malones.  Thereafter, neither DIRECTV nor the Malones shall issue or cause the publication of any press release or other written communication to the public (to the extent not previously issued or made in accordance with this Agreement) with respect to the Exchange or this Agreement without the prior consent of the other parties (which consent shall not be unreasonably withheld or delayed), except as may be required by Law or by any applicable listing agreement with a national securities exchange as determined in the good faith judgment of the party proposing to make such release (in which case such party, to the extent such party is reasonably able to do so, shall not issue or cause the publication of such press release or other public announcement without prior consultation with the other party).

Section 10.8.                      Waiver

.  Any of the terms or conditions of this Agreement may be waived at any time by the party or parties hereto entitled to the benefit thereof, but only by a writing signed by the party or parties waiving such terms or conditions.

Section 10.9.                      Severability

.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be completed as originally contemplated to the fullest extent possible.

Section 10.10.                                No Strict Construction

.  DIRECTV and the Malones each acknowledge that this Agreement has been prepared jointly by the parties hereto and shall not be strictly construed against any party hereto.

Section 10.11.                                Entire Agreement

.  This Agreement (including the Malone Disclosure Schedule and Exhibits attached hereto or delivered in connection herewith), the Malone Agreement and the Waiver constitute the entire agreement among the parties hereto with respect to the matters covered hereby and thereby, and supersede all previous written, oral or implied understandings among them with respect to such matters.

Section 10.12.                                Equitable Remedies

.  Neither rescission, set-off nor reformation of this Agreement shall be available as a remedy to any of the parties hereto.  The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled, and each party hereby consents, to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms hereof, without bonds or other security being required, in addition to any other remedies at Law or in equity.

Section 10.13.                                Legend; Book Entry Notation

.

10.13.1                      From and after the date hereof and until the earlier of (x) the Closing Date, or (y) termination of this Agreement in accordance with its terms, each certificate or other instrument representing any Malone Class B Shares that are Beneficially Owned by any Malone that are subject to Section 6.3.2(a) of this Agreement shall bear a legend substantially in the following form, in addition to any other legend required under applicable law or by contract.

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE SHARE EXCHANGE AGREEMENT, DATED AS OF APRIL 6, 2010, BY AND AMONG DIRECTV, A DELAWARE CORPORATION, JOHN C. MALONE, LESLIE MALONE, THE TRACY L. NEAL TRUST A AND THE EVAN D. MALONE TRUST A, AND, FOR THE PURPOSES STATED THEREIN ONLY, DTV ENTERTAINMENT, INC. AND THE DIRECTV GROUP, INC., AS IT MAY BE AMENDED FROM TIME TO TIME.  A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.  THE SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR ANY INTEREST THEREIN IS RESTRICTED BY SUCH AGREEMENT AND ANY SUCH SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION MAY BE MADE ONLY UPON COMPLIANCE THEREWITH.  SUCH AGREEMENT ALSO CONTAIN(S) PROVISIONS RELATING TO THE EXERCISE OF CERTAIN RIGHTS, IF ANY, OF THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND MAY GRANT THE ISSUER OR OTHERS THE RIGHT TO PURCHASE SUCH SHARES UNDER CERTAIN CIRCUMSTANCES.”

10.13.2                      Promptly following the termination of this Agreement in accordance with its terms, but in no event later than the third Business Day after such date, DIRECTV shall have the legend referenced in Section 10.13.1 removed from the certificates representing the Malone Class B Shares.

[The remainder of this page is left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

DIRECTV

By:
Name:
Title:

Dr. John C. Malone, individually

Mrs. Leslie Malone, individually

TRACY L. NEAL TRUST A

By:
Name: David Thomas
Title:   Trustee

EVAN D. MALONE TRUST A

By:
Name: David Thomas
Title:   Trustee

For the purposes of Sections 6.3.2(b) and 6.7 hereof only:

DTV ENTERTAINMENT, INC.

By:
Name:
Title:

THE DIRECTV GROUP, INC.

By:
Name:
Title:

Exhibit A

DIRECTV
THE DIRECTV GROUP, INC.
DTV ENTERTAINMENT, INC.
2230 East Imperial Highway
El Segundo, California  90245

[_______], 2010

John C. Malone
Leslie A. Malone
The Tracy L. Neal Trust A
The Evan D. Malone Trust A
12300 Liberty Boulevard
Englewood, Colorado  80112

Re:           Voting and Right of First Refusal Agreement and Standstill Agreement

Ladies and Gentlemen:

Reference is made to (x) the Voting and Right of First Refusal Agreement, dated as of May 3, 2009 (as amended, the “Malone Agreement”), by and among DTV Entertainment, Inc. (“LEI”), The DIRECTV Group, Inc. (“DIRECTV Group”), DIRECTV (“DIRECTV”), Dr. John C. Malone, Mrs. Leslie Malone, The Tracy L. Neal Trust A (the “Tracy Trust”) and The Evan D. Malone Trust A (the “Evan Trust” and together with Dr. Malone, Mrs. Malone and the Tracy Trust, the “Malones”), and (y) the Standstill Agreement, dated as of November 19, 2009 (the “Standstill Agreement”), among DIRECTV and the Malones.  Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Malone Agreement.

Pursuant to the Exchange Agreement, dated as of April  6, 2010 (the “Exchange Agreement”), by and among DIRECTV and the Malones, and for the purposes stated therein only, LEI and DIRECTV Group, the Malones have agreed, upon the terms and subject to the conditions specified in the Exchange Agreement, to exchange (the “Exchange”) with DIRECTV all of the Member Shares for shares of Holdings Class A Common Stock.  Each of the parties hereto acknowledge and agree that effective upon the closing of the Exchange (the “Effective Time”), (i) the Malone Agreement will terminate and will cease to be of any further force and effect with respect to actions taken or matters occurring after the Effective Time, and (ii) the Standstill Agreement will terminate and will cease to be of any further force and effect after the Effective Time.  Notwithstanding the foregoing, the termination of the Malone Agreement will not affect any of the rights, acknowledgements or agreements of the parties with respect to actions taken or matters occurring, in each case, prior to the Effective Time (including, without limitation, any such rights, acknowledgements or agreements of the parties pursuant to Sections 5 and 10(b) of the Malone Agreement).  Termination of the Malone Agreement and the Standstill Agreement pursuant to this letter will not relieve any party from any liability for a breach or failure to perform its obligations under the Malone Agreement or the Standstill Agreement prior to such termination.

If the foregoing is consistent with your understanding, please so indicate by your signature below, which will constitute the agreement of the parties hereto.

Very truly yours,

DTV ENTERTAINMENT, INC.

By:
Name:
Title:

THE DIRECTV GROUP, INC.

By:
Name:
Title:

DIRECTV

By:
Name:
Title:

Accepted and Agreed as of the date hereof.

___________________________________
John C. Malone

___________________________________
Leslie A. Malone

THE TRACY L. NEAL TRUST A

By:
David Thomas
Trustee

THE EVAN D. MALONE TRUST A

By:
David Thomas
Trustee

Exhibit B

PLAN OF DISTRIBUTION

The selling stockholders may enter into one or more derivative transactions with third parties covering all or a portion of the shares held by the selling stockholders. A brief summary of the material terms of such derivative transactions will be set forth in a prospectus supplement.  The applicable prospectus supplement may indicate, in connection with such derivatives, that the third parties may sell shares covered by this prospectus and the applicable prospectus supplement to hedge their economic risk, including in short sale transactions.  “Short sales” means that shares of our Class A common stock offered by this prospectus and the applicable prospectus supplement may be borrowed by the third parties or their affiliates from securities lenders, who will be paid a customary fee for this service.  The third parties may use shares pledged by the selling stockholders or borrowed from others to settle those sales or to close out any related open borrowings of stock, and may use shares received from the selling stockholders in settlement of those derivatives to close out any related open borrowings of stock.  The third parties in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

The third parties may from time to time during the term of any derivative transactions engage in additional purchases and sales of our Class A common stock, including short sales, or enter into additional derivative transactions relating to our Class A common stock, both to adjust their original hedge position and for other purposes.  Any of these  activities may maintain or otherwise affect the market price of the Class A common stock.  If commenced, these activities may be discontinued at any time.

The shares of Class A common stock may be offered by the underwriters to the public from time to time for sale in transactions, including block sales, on the Nasdaq Global Select Market, in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to such market prices, at fixed prices or at prices otherwise negotiated.  The underwriters may effect such transactions by selling shares offered by this prospectus and the applicable prospectus supplement to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or from purchasers of shares for whom such dealers may act as agents or to whom they may sell as principal.

Exhibit C

Indemnification; Contribution

DIRECTV agrees to indemnify and hold harmless each Malone against any and all loss, liability, claim, damage and expense, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any S-3 Shelf (or any amendment or supplement thereto) pursuant to which Malone Class A Shares and Basket Shares are offered or sold including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus included in the S-3 Shelf or any issuer free writing prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to DIRECTV by any Malone expressly for use in the S-3 Shelf (or any amendment thereto) or any such prospectus (or any amendment or supplement thereto).

Each Malone agrees to indemnify and hold harmless DIRECTV and each of its directors and officers, and each Person, if any, who controls DIRECTV within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in the preceding paragraph, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the S-3 Shelf (or any amendment thereto) or any prospectus included therein or any issuer free writing prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Malone furnished to DIRECTV by such Malone expressly for use in the S-3 Shelf (or any amendment thereto) or such prospectus or any issuer free writing prospectus (or any amendment or supplement thereto).  This indemnity agreement will be in addition to any liability which each Malone may otherwise have.

Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, and the indemnifying party shall assume the defense thereof, including the employment of counsel satisfactory to the indemnified party, and the payment of all expenses.  Any omission to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that it may have otherwise than on account of this indemnity agreement.  Any such indemnified party shall have the right to employ separate counsel in any such action or proceeding and to participate in (but not control) the defense thereof, but the fees and expenses of such separate counsel shall be paid by such indemnified party unless (a) the indemnifying party has agreed to pay such fees and expenses or (b) the indemnifying party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the indemnified party in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such indemnified party and indemnifying party, and the indemnified party shall have been advised by its counsel that there is a conflict of interest between such indemnified party and indemnifying party in the conduct of the defense of such action (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (unless the members of such firm are not admitted to practice in a jurisdiction where an action is pending, in which case the indemnifying party shall pay the reasonable fees and expenses of one additional firm of attorneys to act as local counsel in such jurisdiction, provided the services of such counsel are substantially limited to that of appearing as attorneys of record) at any time for all indemnified parties, which firm shall be designated in writing by the indemnified party.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this indemnity agreement (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

If the indemnification provided for in this Exhibit C is for any reason unavailable to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to herein, then the indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of DIRECTV, on the one hand, and a Malone, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative fault of DIRECTV and the Malones shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by DIRECTV or a Malone and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  DIRECTV and each Malone agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this paragraph.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.